Exhibit 99.1

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732

 NEWS RELEASE

Inland Real Estate Corporation Contact:
Dawn Benchelt, Investor Relations Director, Media Relations
(630) 218-7364
ir@inlandrealestate.com

Inland Real Estate Corporation Closes Acquisition of Joint Venture Partner’s Interest

In Portfolio of 13 High Quality Shopping Centers

OAK BROOK, IL (June 3, 2013) - Inland Real Estate Corporation (NYSE:IRC), a leading real estate investment trust that owns and operates high quality necessity and value-based retail centers in select markets in the Midwest, today announced that it has closed its acquisition of the 50 percent ownership interest of New York State Teachers’ Retirement System (“NYSTRS”) in the parties’ IN Retail Fund, L.L.C. (“IN Retail”) joint venture entity.  The Company acquired the interests for approximately $121 million in cash.  The Company now owns 100 percent of the outstanding membership interests in IN Retail, and the assets, liabilities and results of operations of IN Retail will be included in the Company’s consolidated financial statements.  IN Retail owns 13 shopping centers, aggregating approximately 2.3 million square feet of gross leasable area, with an estimated fair value (agreed upon by the parties for purposes of this transaction) of approximately $395.6 million.  The Company previously announced its entry into the agreement to acquire NYSTRS’ 50 percent interest and provided additional information regarding the transaction on May 28, 2013.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of March 31, 2013, the Company owned interests in 154 investment properties, including 48 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet.  For additional information, including a copy of the Company’s supplemental financial information for the three months ended March 31, 2013, please visit www.inlandrealestate.com. To connect with Inland Real Estate Corporation via LinkedIn, please visit http://www.linkedin.com/company/inland-real-estate-corporation, or via Twitter at www.twitter.com/IRC_REIT.

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2013 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC.  Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and factors that could affect our ability to qualify as a real estate investment trust. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.